Exhibit 99.1

RingCentral Announces First Quarter 2018 Results

Total Revenue up 34%

Enterprise business ARR crosses $100 million milestone

Belmont, Calif. – May 9, 2018 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications and collaboration solutions, today announced financial results for the first quarter ended March 31, 2018.

First Quarter Financial Highlights

•	Total revenue increased 34% year over year to $150 million.

•	Software subscriptions revenue increased 32% year over year to $137 million.

•	Annualized Exit Monthly Recurring Subscriptions (ARR) increased 31% year over year to $589 million.

•	RingCentral Office® ARR increased 37% year over year to $509 million.

•	GAAP software subscriptions gross margin was 82.1%, up 1.6 points year over year, while non-GAAP software subscriptions gross margin was 82.8%, up 1.4 points year over year.

•	GAAP operating margin was (0.9%), up 1.1 points year over year, while non-GAAP operating margin was 8.6%, up 2.2 points year over year.

•	Net monthly subscriptions dollar retention: RingCentral Office over 100% and overall subscriptions over 99%.

“Our first quarter was an excellent start to 2018 for RingCentral. Our business strengthened, driven by our mid-market and enterprise customers. Our enterprise business is now over $100 million, growing triple digits.” said Vlad Shmunis, RingCentral’s chairman and CEO. “We announced innovative new products and we continued to extend our leadership position in the cloud communications industry. We believe we are well positioned to benefit as the on-premise market transitions to the cloud.”

New Accounting Standard

The Company adopted the new standard related to revenue recognition (Topic 606) effective January 1, 2018. The financial information in this press release is prepared in accordance with Topic 606, and the comparison period amounts used to calculate growth rates are based on amounts that have been restated from previously reported amounts to conform to the requirements of Topic 606.

Financial Results for the First Quarter 2018

•	Revenue and Gross Margin: Total revenue was $150 million for the first quarter of 2018, up from $112 million in the first quarter of 2017, representing 34% growth. Total GAAP gross margin was 76.3% for the first quarter of 2018, up 0.6 points compared to 75.7% in the first quarter of 2017.

•	Net Income (Loss) Per Share: GAAP net loss per share was ($0.03) for the first quarter of 2018 compared with ($0.03) for the first quarter of 2017. Non-GAAP net income per diluted share was $0.16 for the first quarter of 2018, compared with $0.09 per diluted share for the first quarter of 2017.

•	Balance Sheet: Total cash and cash equivalents at the end of the first quarter of 2018 was $555 million, compared with $181 million at the end of the fourth quarter of 2017.

Recent Business Highlights

•	Announced RingCentral Collaborative Contact Center™ solution, which transforms the way organizations manage customer engagement. This new solution combines contact center features with team messaging to enable agents and supervisors to communicate and collaborate across their organizations in real-time to resolve customer issues efficiently.

•	Announced RingCentral Pulse™, an innovative solution which provides intelligent bots that monitor critical call center metrics in real time. It provides automated alerts and notifications to key stakeholders directly within team messages via RingCentral Glip. This empowers organizations to deliver superior quality service to their customers.

•	Announced RingCentral Collaborative Meetings™ which provides integrated team messaging, online meetings, video conferencing, screen-sharing, and task management in a single solution to enable a full meeting experience. Available stand-alone, the solution can be easily upgraded to the full cloud communications capabilities of RingCentral Office®.

•	Issued $460 million of 0% coupon Convertible Senior Notes due in 2023. In conjunction with the issuance of the convertible notes, RingCentral also entered into a capped call transaction to eliminate shareholder dilution up to a $119 stock price, or 90% above the share price at issuance.

•	Received a 5-star rating from CRN®, a brand of The Channel Company, in its 2018 Partner Program Guide. The CRN 5-Star Partner Program Guide rating recognizes an elite set of companies that offer the best partnering elements in their channel programs.

Financial Outlook

Full Year 2018 Guidance:

•	Raising software subscriptions revenue range to $588 to $594 million, representing annual growth of 26% to 28%. This is up from our prior range of $581 to $589 million and annual growth of 25% to 27%.

•	Raising total revenue range to $638 to $647 million, representing annual growth of 27% to 28%. This is up from our prior range of $629 to $639 million and annual growth of 25% to 27%.

•	Raising GAAP operating margin range to (4.0%) to (3.4%), up from the prior range of (4.5%) to (3.5%). Raising non-GAAP operating margin range to 8.1% to 8.3%, up from the prior range of 7.8% to 8.2%.

•	Raising non-GAAP EPS range to $0.61 to $0.65 based on 86.0 million fully diluted shares. This is up from our prior range of $0.56 to $0.60.

Second Quarter 2018 Guidance:

•	Software subscriptions revenue range of $142.5 to $143.5 million, representing annual growth of 28% to 29%

•	Total revenue range of $154.5 to $156.5 million, representing annual growth of 29% to 31%

•	GAAP operating margin range of (5.3%) and (4.3%), and Non-GAAP operating margin range of 7.5% and 8.0%

•	Non-GAAP EPS range of $0.14 to $0.16 based on 85.0 million fully diluted shares

For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to GAAP EPS because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), which could be a significant reconciling item between the non-GAAP and respective GAAP measure. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the USD, which is difficult to predict and subject to constant change. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Details:

•	What: RingCentral financial results for the first quarter of 2018 and outlook for the second quarter and full year of 2018.

•	When: Wednesday, May 9, 2018 at 2:00PM PT (5:00PM ET).

•	Dial-in: To access the call in the United States, please dial (877) 705-6003, and for international callers, dial (201) 493-6725. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•	Replay: A replay of the call will be available via telephone for seven days, following the completion of the call. To listen to the telephone replay in the U.S., please dial (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13678764.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com/.

About RingCentral

RingCentral, Inc. (NYSE: RNG) is a leading provider of global enterprise cloud communications and collaboration solutions. More flexible and cost-effective than legacy on-premises systems, RingCentral empowers today’s mobile and distributed workforce to communicate, collaborate, and connect from anywhere, on any device. RingCentral unifies voice, video, team messaging and collaboration, conferencing, online meetings, and integrated contact center solutions. RingCentral’s open platform integrates with leading business apps and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.

©2018 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Office, RingCentral Meetings, RingCentral Contact Center, RingCentral Glip, RingCentral Pulse and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, our strength in the mid-market and enterprise segments, our leadership in the UCaaS market, our market opportunity, and the anticipated transition of the on-premise market to the cloud. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with carriers and other resellers; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP operating income (loss), Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share. Non-GAAP software subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP operating income (loss) is defined as operating income (loss) excluding share-based compensation, amortization of acquisition intangibles, and acquisition related matters. Non-GAAP operating margin is defined as Non-GAAP operating income (loss) divided by total GAAP revenue. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation, intercompany remeasurement gains or losses, acquisition related matters, amortization of acquisition intangibles, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes and the related income tax effect of these adjustments.

Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore will be included in the calculations of non-GAAP diluted shares outstanding.

We have included Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share provide useful measure for period-to-period comparisons of our business.

Although Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share, are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.

Other Measures

Our reported results also include our annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all recurring charges in effect at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office® customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We define Dollar Net Change as the quotient of (i) the difference of our Monthly Recurring Subscriptions at the end of a period minus our Monthly Recurring Subscriptions at the beginning of a period minus our Monthly Recurring Subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our Average Monthly Recurring Subscriptions as the average of the Monthly Recurring Subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:

Paul Thomas, RingCentral

(650) 458-4462

Paul.Thomas@RingCentral.com

Media Contact:

Jennifer Caukin, RingCentral

(650) 561-6348

Jennifer.Caukin@ringcentral.com

TABLE 1

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2018	December 31, 2017 *As Adjusted
Assets
Current assets
Cash and cash equivalents	$554,963	$181,192
Accounts receivable, net	55,379	46,690
Deferred sales commission costs	$16,649	$15,424
Prepaid expenses and other current assets	24,118	21,512

Total current assets	651,109	264,818
Property and equipment, net	50,131	43,298
Deferred sales commission costs, noncurrent	40,140	37,871
Goodwill	9,393	9,393
Acquired intangibles, net	22,377	1,462
Other assets	2,328	2,972

Total assets	$775,478	$359,814

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,256	$7,322
Accrued liabilities	64,562	54,977
Current portion of capital lease obligation	1,252	—
Deferred revenue	68,037	62,917

Total current liabilities	138,107	125,216
Convertible senior notes, net	352,004	—
Capital lease obligation	3,261	—
Other long-term liabilities	6,240	6,252

Total liabilities	499,612	131,468
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	484,854	434,840
Accumulated other comprehensive income	3,220	2,998
Accumulated deficit	(212,216)	(209,500)

Total stockholders’ equity	$275,866	$228,346

Total liabilities and stockholders’ equity	$775,478	$359,814

*	Prior-period information has been restated for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on January 1, 2018.

TABLE 2

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017 *As Adjusted
Revenues
Software subscriptions	$136,960	$104,130
Other	13,383	8,104

Total revenues	150,343	112,234

Cost of revenues
Software subscriptions	24,526	20,263
Other	11,148	7,043

Total cost of revenues	35,674	27,306

Gross profit	114,669	84,928
Operating expenses
Research and development	22,651	17,087
Sales and marketing	71,920	54,265
General and administrative	21,449	15,805

Total operating expenses	116,020	87,157

Loss from operations	(1,351)	(2,229)
Other income (expense), net
Interest expense	(1,411)	(79)
Other income, net	73	122

Other income (expense), net	(1,338)	43

Loss before income taxes	(2,689)	(2,186)
Provision for income taxes	27	51

Net loss	$(2,716)	$(2,237)

Net loss per common share
Basic and diluted	$(0.03)	$(0.03)

Weighted-average number of shares used in computing net loss per share
Basic and diluted	78,341	74,682

*	Prior-period information has been restated for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on January 1, 2018.

TABLE 3

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three months ended March 31,
	2018	2017 *As Adjusted
Cash flows from operating activities
Net loss	$(2,716)	$(2,237)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	5,542	3,785
Share-based compensation	13,267	8,935
Amortization of deferred sales commission costs	3,984	2,597
Amortization of debt discount and issuance costs	1,370	—
Foreign currency remeasurement (gain) loss	267	(44)
Provision for bad debt	554	289
Deferred income taxes	(6)	(2)
Other	206	98
Changes in assets and liabilities
Accounts receivable	(9,243)	(1,594)
Deferred sales commission costs	(7,478)	(7,226)
Prepaid expenses and other current assets	(2,270)	(2,038)
Other assets	337	45
Accounts payable	(2,816)	(2,224)
Accrued liabilities	6,079	4,159
Deferred revenue	5,120	3,989
Other liabilities	(12)	178

Net cash provided by operating activities	12,185	8,710

Cash flows from investing activities
Purchases of property and equipment	(4,587)	(5,155)
Capitalized internal-use software	(2,759)	(1,640)
Cash paid for acquisition of intangible assets	(18,470)	—

Net cash used in investing activities	(25,816)	(6,795)

Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	449,457	—
Payments for capped call transactions and costs	(49,910)	—
Repurchase of common stock	(15,000)	—
Proceeds from issuance of stock in connection with stock plans	3,688	2,679
Taxes paid related to net share settlement of equity awards	(1,014)	(221)
Repayment of debt	—	(14,840)
Repayment of capital lease obligations	—	(181)

Net cash (used in) provided by financing activities	387,221	(12,563)

Effect of exchange rate changes on cash and cash equivalents	181	(17)
Net increase (decrease) in cash, cash equivalents and restricted cash	373,771	(10,665)
Cash, cash equivalents and restricted cash
Beginning of period	181,192	160,355

End of period	$554,963	$149,690

*	Prior-period information has been restated for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on January 1, 2018.

TABLE 4

RINGCENTRAL, INC.

RECONCILIATION OF OPERATING INCOME (LOSS)

GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017 *As Adjusted
Revenues
Software subscriptions	$136,960	$104,130
Other	13,383	8,104

Total revenues	150,343	112,234

Cost of revenues reconciliation
GAAP Software subscriptions cost of revenues	24,526	20,263
Stock-based compensation	(876)	(725)
Amortization of acquisition intangibles	(151)	(151)

Non-GAAP Software subscriptions cost of revenues	23,499	19,387

GAAP Other cost of revenues	11,148	7,043
Stock-based compensation	(134)	(32)

Non-GAAP Other cost of revenues	11,014	7,011

Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.8%	81.4%
Non-GAAP Other	17.7%	13.5%
Non-GAAP Gross profit	77.0%	76.5%
Operating expenses reconciliation
GAAP Research and development	22,651	17,087
Stock-based compensation	(3,094)	(1,859)
Acquisition related matters	—	(265)

Non-GAAP Research and development	19,557	14,963

As a % of total revenues non-GAAP	13.0%	13.3%
GAAP Sales and marketing	71,920	54,265
Stock-based compensation	(5,041)	(3,525)
Amortization of acquisition intangibles	(916)	(104)

Non-GAAP Sales and marketing	65,963	50,636

As a % of total revenues non-GAAP	43.9%	45.1%

GAAP General and administrative	21,449	15,805
Stock-based compensation	(4,122)	(2,794)

Non-GAAP General and administrative	17,327	13,011

As a % of total revenues non-GAAP	11.5%	11.6%
Income (loss) from operations reconciliation
GAAP loss from operations	(1,351)	(2,229)
Stock-based compensation	13,267	8,935
Amortization of acquisition intangibles	1,067	255
Acquisition related matters	—	265

Non-GAAP Income from operations	12,983	7,226

Non-GAAP Operating margin	8.6%	6.4%

*	Prior-period information has been restated for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on January 1, 2018.

TABLE 5

RINGCENTRAL, INC.

RECONCILIATION OF NET INCOME (LOSS)

GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2018	2017 *As Adjusted
Net Income (loss) reconciliation
GAAP net loss	$(2,716)	$(2,237)
Stock-based compensation	13,267	8,935
Amortization of acquisition intangibles	1,067	255
Acquisition related matters	—	265
Amortization of debt discount and issuance costs	1,370	—
Intercompany remeasurement loss (gain)	274	(43)
Income tax expense effects **	—	—

Non-GAAP net income	$13,262	$7,175

Basic and diluted net income (loss) per share
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income / (loss) per common share:
Weighted average number of shares used in computing net loss per share	78,341	74,682
Effect of dilutive securities	6,629	4,973

Non-GAAP weighted average shares used in computing non-GAAP net income per share	84,970	79,655

GAAP Net loss per share	$(0.03)	$(0.03)

Non-GAAP Net income per share	$0.16	$0.09

*	Prior-period information has been restated for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on January 1, 2018.
**	The non-GAAP adjustments do not have an impact on our income tax provision due to our continued history of non-GAAP losses and full valuation allowance.

TABLE 6

RINGCENTRAL, INC.

RECONCILIATION OF FORECASTED OPERATING MARGIN

GAAP MEASURES TO NON-GAAP MEASURES

(In millions, except per share data)

(Unaudited)

	Q2 2018		FY 2018
	Low Range	High Range	Low Range	High Range
GAAP revenues	154.5	156.5	638.0	647.0

GAAP loss from operations	(8.2)	(6.8)	(25.7)	(21.7)
GAAP operating margin	(5.3%)	(4.3%)	(4.0%)	(3.4%)
Stock-based compensation	18.5	18.0	72.6	70.6
Amortization of acquisition intangibles	1.3	1.3	4.8	4.8

Non-GAAP income from operations	$11.6	$12.5	$51.7	$53.7
Non-GAAP operating margin	7.5%	8.0%	8.1%	8.3%